Exhibit 99.1

SONICWALL REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 FINANCIAL RESULTS

Company posts record revenue in 2004 with 33% year-over-year growth; generates $9.6 million in net operating cash flow and returns to GAAP profitability in Q4

Sunnyvale, Calif. – February 10, 2005 – SonicWALL, Inc. (Nasdaq: SNWL), today reported revenues of $32.0 million, pro forma earnings of $0.03 per diluted share, and cash flow from operations of $9.6 million for the fourth quarter ended December 31, 2004. Revenues in the quarter increased 12% compared to revenues of $28.6 million for the same period in 2003.

Net earnings for the fourth quarter of 2004 calculated in accordance with U.S. generally accepted accounting principles (GAAP) were $735,000, or $0.01 per diluted share, compared to the GAAP net loss of $1.3 million, or $0.02 per share, during the same period of the prior year. GAAP net earnings for the fourth quarter of 2004 include $1.1 million of amortization of purchased technology in cost of goods sold, $704,000 of amortization of intangible assets in operating expenses, $156,000 in restructuring contra expense, and $30,000 of stock-based compensation contra expense. GAAP net loss for the fourth quarter of 2003 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.1 million of amortization of intangible assets in operating expenses, $164,000 in restructuring charges, and $268,000 of stock-based compensation expense.

Pro forma (non-GAAP) net earnings for the fourth quarter of 2004 were $2.4 million, or $0.03 per diluted share, compared to pro forma net earnings for the same period a year ago of $1.4 million, or $0.02 per diluted share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

SonicWALL ended its fourth quarter with $252.7 million in cash and investments. SonicWALL spent approximately $20 million in the fourth quarter out of the $50 million authorized for share repurchase.

Fiscal Year 2004 Results

For the fiscal year 2004, total revenues were $125.6 million, a 33% increase compared to revenues of $94.4 million in fiscal year 2003.

GAAP net loss for the fiscal year 2004 narrowed to $1.3 million, or $0.02 per share, compared to the GAAP net loss of $17.7 million, or $0.26 per share, in fiscal year 2003. GAAP net loss for fiscal year 2004 includes $4.5 million of amortization of purchased technology in cost of goods sold, $3.1 million of amortization of intangible assets in operating expenses, $171,000 in restructuring contra expense, and $75,000 of stock-based compensation expense. GAAP net loss for fiscal year 2003 includes $4.5 million of amortization of purchased technology in cost of goods sold, $5.3 million of amortization of intangible assets in operating expenses, $1.8 million in restructuring charges, $700,000 of stock-based compensation expense, and additional income tax benefit of $963,000.

Pro forma (non-GAAP) net earnings for fiscal year 2004 were $6.2 million, or $0.08 per diluted share, compared to pro forma net loss for fiscal year 2003 of $6.2 million, or $0.09 per share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, stock-based compensation expense and income tax effect of pro forma adjustments, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

“2004 was a great year for SonicWALL,” said Matthew Medeiros, president and chief executive officer of SonicWALL. “Our year-over-year organic growth rate outperformed our peer group. We gained strength in subscription sales, continued to build loyalty within our channel, and ended the year with the lowest levels of channel inventory since 2003. We believe SonicWALL is well positioned to add to this momentum in 2005.”

Guidance for Q1 2005

For the first quarter of 2005, SonicWALL expects revenues to be relatively flat compared to the fourth quarter of 2004 and pro forma earnings per share to be $0.01. On a GAAP basis, inclusive of a total of approximately $2 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects loss per share to be ($0.01).

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss fourth quarter and fiscal year 2004 results will take place today at 2 p.m PST (5 p.m. EST). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.

A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of this call will be available beginning at approximately 6 p.m. Eastern time today at the company’s website or by telephone through Feb. 17 at (800) 642-1687 for domestic callers or (706) 645-9291 for international callers. The access code is 3465313.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding: our continued ability to grow at rates higher than our peer group, our ability to increase market share, continuance of strength of subscription services, continuing to build channel loyalty, the positioning of the company for growth during calendar year 2005, and our earnings and revenue outlook for first quarter 2005. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in the geographic areas where we do business; exchange rate fluctuations; global macroeconomic conditions; increased competition in the entry-level and mid-tier product markets and in the remote access segment of the Internet security market; new product introductions by our competitors; significant turnover of our key employees; and unpredictability of future quarters. For a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our quarterly reports on Form 10-Q for the quarters ended subsequent to December 31, 2003. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.

SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, gateway anti-virus/intrusion detection and prevention, anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive distributed enforcement architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

For Additional Information Contact:

Denise Franklin

SonicWALL, Inc. Investor Relations

+ 1 (408) 752-7907

dfranklin@sonicwall.com

Mary McEvoy

SonicWALL, Inc. Media Relations

+1 (408) 962-7110

mmcevoy@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenue:
Product	$19,524	$20,381	$82,994	$65,931
License and Service	12,491	8,192	42,655	28,470

Total Revenue	32,015	28,573	125,649	94,401
Cost of Revenue:
Product	7,225	7,352	30,161	27,906
License and Service	2,148	1,410	7,024	5,617
Amortization of Purchased Technology	1,136	1,136	4,543	4,543

Total Cost of Revenue	10,509	9,898	41,728	38,066

Gross Margin	21,506	18,675	83,921	56,335

Operating Expenses:
Research and Development	5,841	5,178	23,681	19,864
Sales and Marketing	12,043	10,784	47,909	40,139
General and Administrative	3,819	3,276	14,467	11,893
Amortization of Purchased Intangibles	704	1,119	3,089	5,333
Restructuring Charges	(156)	164	(171)	1,833
Stock-Based Compensation	(30)	268	75	700

Total Operating Expenses	22,221	20,789	89,050	79,762

Loss from Operations	(715)	(2,114)	(5,129)	(23,427)
Other Income, net	1,325	953	4,050	4,169

Income (Loss) before Taxes	610	(1,161)	(1,079)	(19,258)
Benefit from (Provision for) Income Taxes	125	(94)	(229)	1,590

Net Income (Loss)	$735	$(1,255)	$(1,308)	$(17,668)

Net Income (Loss)
Per Share:
Basic	$0.01	$(0.02)	$(0.02)	$(0.26)
Diluted	$0.01	$(0.02)	$(0.02)	$(0.26)
Shares Used in
Per Share Calculations:
Basic	70,831	68,434	70,848	67,895
Diluted	72,937	68,434	70,848	67,895

SonicWALL, Inc.

PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Technology,

Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenue:
Product	$19,524	$20,381	$82,994	$65,931
License and Service	12,491	8,192	42,655	28,470

Total Revenue	32,015	28,573	125,649	94,401
Cost of Revenue:
Product	7,225	7,352	30,161	27,906
License and Service	2,148	1,410	7,024	5,617

Total Cost of Revenue	9,373	8,762	37,185	33,523

Gross Margin	22,642	19,811	88,464	60,878

Operating Expenses:
Research and Development	5,841	5,178	23,681	19,864
Sales and Marketing	12,043	10,784	47,909	40,139
General and Administrative	3,819	3,276	14,467	11,893

Total Operating Expenses	21,703	19,238	86,057	71,896

Pro Forma Income (Loss) from Operations	939	573	2,407	(11,018)
Other Income, net	1,325	953	4,050	4,169

Pro Forma Income (Loss) before Taxes	2,264	1,526	6,457	(6,849)
Benefit from (Provision for) Income Taxes	125	(94)	(229)	627

Pro Forma Net Income (Loss)	$2,389	$1,432	$6,228	$(6,222)
Pro Forma Net Income (Loss) Per Share:
Basic	$0.03	$0.02	$0.09	$(0.09)
Diluted	$0.03	$0.02	$0.08	$(0.09)
Shares Used in Per Share Calculations:
Basic	70,831	68,434	70,848	67,895
Diluted	72,937	72,915	74,202	67,895

Reconciliation of the above pro forma amounts to GAAP net loss:

Pro forma Net Income (Loss)	$2,389	$1,432	$6,228	$(6,222)

Amortization of Purchased Technology	1,136	1,136	4,543	4,543
Amortization of Purchased Intangibles	704	1,119	3,089	5,333
Restructuring Charges	(156)	164	(171)	1,833
Stock-Based Compensation	(30)	268	75	700
Income Tax Effect	—	—	—	(963)

Net effect of Pro Forma Adjustments	1,654	2,687	7,536	11,446

Net Income (Loss)	$735	$(1,255)	$(1,308)	$(17,668)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$23,446	$30,467
Short term investments	229,226	213,010
Accounts receivable, net	14,204	9,164
Inventories	2,191	1,955
Prepaid expenses and other	2,069	2,589

Total Current Assets	271,136	257,185

Property and equipment, net	3,395	4,903
Goodwill	97,953	97,953
Purchased intangibles, net	13,667	21,298
Other assets	694	382

	$386,845	$381,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,737	$7,376
Accrued restructuring	398	1,251
Accrued compensation and related benefits	8,409	4,988
Other accrued liabilities	6,448	3,830
Income taxes payable	500	827
Deferred revenue	30,173	19,180

Total Current Liabilities	51,665	37,452
Shareholders’ Equity	335,180	344,269

	$386,845	$381,721

SONICWALL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2004	2003
Net cash provided by operating activities	$17,540	$9,215

Cash flows from investing activities:
Purchase of property and equipment	(2,105)	(2,458)
Purchase of short-term investments, net	(17,024)	(3,509)

Net cash used in investing activities	(19,129)	(5,967)

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	13,926	4,189
Repurchase of common stock	(19,358)	—

Net cash provided (used) by financing activities	(5,432)	4,189

Net increase (decrease) in cash and cash equivalents	(7,021)	7,437
Cash and cash equivalents at beginning of period	30,467	23,030

Cash and cash equivalents at end of period	$23,446	$30,467